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                                                                    Exhibit 11

                          CENTRAL SPRINKLER CORPORATION

                            EARNINGS PER COMMON SHARE

                (Amounts in thousands, except per share amounts)

                                   Year Ended       Year Ended      Year Ended
                                   October 31,      October 31,     October 31,
                                      1995             1994           1993
                                   ----------       ----------      -----------

Income before cumulative effect
  of accounting change                $8,458           $3,780            $2,376

Cumulative effect of accounting
  change to SFAS No. 109-
  Income Taxes                             -              238                 -
                                      ------           ------            ------


Net income                            $8,458           $4,018            $2,376
                                      ======           ======            ======

Average number of common shares
  outstanding                          3,902            4,953             4,677

Adjustment to exclude average
  unallocated common shares in ESOP     (672)               -                 -

Adjustment for assumed conversion
  of stock options                       152               51                33
                                      ------           ------            ------

Average number of common shares        3,382            5,004             4,710
                                      ======           ======            ======

Earnings per common share:

  Before cumulative effect of
    accounting change                  $2.50             $.75              $.50

  Cumulative effect of accounting
    change for income taxes                -              .05                 -
                                      ------           ------            ------

  After cumulative effect of
    accounting change                  $2.50             $.80              $.50
                                      ======           ======            ======